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                                                                     Exhibit 5.1


                                August 7, 1996



Armstrong World Industries, Inc.
313 Liberty Street
Lancaster, Pennsylvania  17603

     Re:  Armstrong World Industries, Inc.
          Registration Statement on Form S-3
          ----------------------------------

Gentlemen:

     We have acted as counsel to Armstrong World Industries, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") (SEC File No. 333-6333) filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000: (i) unsecured debt securities which may be either senior or subordinated debt securities, in one or more series (the "Debt Securities"), which in each case are to be issued under an indenture (the "Indenture" and, collectively, the "Indentures") entered into between the Company and Mellon Bank, N.A. as trustee thereunder (the "Trustee");
(ii) shares of the Company's common stock, $1.00 par value (the "Common Stock"), with Preferred Stock Purchase Rights attached to each share of Common Stock (the "Rights"); and (iii) shares of the Company's Class A Preferred Stock, no par value (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"). The Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares are collectively referred to herein as the "Offered Securities."

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
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Armstrong World Industries, Inc.
August 7, 1996
Page -2-




     For the purpose of rendering this opinion, we have examined (i) the registration statements relating to the Offered Securities (SEC File Nos. 333-6333 and 33-38837); (ii) the form of Indenture for Senior Debt Securities filed as Exhibit 4.1 and the form of Indenture for Subordinated Debt Securities filed as Exhibit 4.2 to the Registration Statement; (iii) the Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation"); (iv) the Bylaws of the Company, as amended to date (the "Bylaws"); and (v) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") relating to the issuance of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

     In rendering this opinion, we are not expressing an opinion as the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United States of America to the extent referred to specifically herein, and we assume no responsibility as to the applicability of any other jurisdictions to the subject matter hereof or to effects of such laws thereon. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update such opinion.

     Based upon and subject to the foregoing, such examinations of law and such other matters as we have deemed relevant under the circumstances, we are of the opinion that, as of the date hereof:


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Armstrong World Industries, Inc.
August 7, 1996
Page -3-




     1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities (the "Debt Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto;
(ii) if the Offered Debt Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Debt Securities (the "Debt Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been duly executed and delivered by the Company and the Trustee thereunder; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Debt Underwriting Agreement or Debt Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


     2. With respect to any shares of Common Stock with attached Rights (the "Offered Common Stock"), when, (i) the underwriting agreement with respect to the Offered Common Stock (the "Common Stock Underwriting Agreement") has been duly authorized, executed and delivered by the


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Armstrong World Industries, Inc.
August 7, 1996
Page -4-




Company and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of issuance of the shares of Offered Common Stock in conformity with the Articles of Incorporation and the Bylaws, so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Common Stock, when issued and sold in accordance with the related Common Stock Underwriting Agreement or Common Stock Distribution agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.


     3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when, (i) the underwriting agreement with respect to the shares of the Offered Preferred Stock (the "Preferred Stock Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a statement of designation for the Offered Preferred Stock in the form required by applicable law (the "Statement of Designation"); (iii) the filing of the Statement of Designation with the Department of State of the Commonwealth of Pennsylvania has duly occurred; (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Articles of Incorporation, the Statement of Designation and the Bylaws, so as not to violate any applicable law, the Articles of Incorporation, the Statement of Designation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon

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Armstrong World Industries, Inc.
August 7, 1996
Page -5-




consideration therefor, the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or Preferred Stock Distribution agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

     4. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock (the "Offered Depositary Shares"), when, (i) the Preferred Stock Underwriting Agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, including the adoption of the Statement of Designation for the related series of Preferred Stock in the form required by applicable law (the "Underlying Preferred Stock Statement of Designation");
(iii) the filing of the Underlying Preferred Stock Statement of Designation with the Department of State of the Commonwealth of Pennsylvania has duly occurred;
(iv) a deposit agreement between the Company and an institution appointed by the Company to act as depositary thereunder (the "Deposit Agreement") has been duly authorized by the Board of Directors and executed and delivered by the Company;
(v) the institution appointed by the Company to act as depositary under the Deposit Agreement (the "Depositary") has duly authorized, executed and delivered the Deposit Agreement; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the related series of Preferred Stock has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the Commonwealth of Pennsylvania; and (viii) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Offered Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, provided that the consideration therefor is not less than the par value of the Preferred Stock represented by such Offered Depositary Shares.

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Armstrong World Industries, Inc.
August 7, 1996
Page -6-




     This opinion is rendered to you and for your benefit solely in connection with the registration of the Offered Securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Offered Securities and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                 Very truly yours,

                                 BUCHANAN INGERSOLL PROFESSIONAL
                                 CORPORATION


                                 By:   /s/ Stephen W. Johnson
                                     -------------------------
                                         Stephen W. Johnson